Exhibit 99.2

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP NAMES JAMES KEHOE CFO

NORTHFIELD, III. – Feb. 17, 2015 – Kraft Foods Group, Inc. (NASDAQ: KRFT) today announced that it has named James Kehoe Executive Vice President and Chief Financial Officer. He will report directly to Chairman and CEO John T. Cahill and will lead all of Kraft’s finance operations.

Mr. Kehoe has extensive financial experience and previously spent more than two decades with Kraft in roles across numerous businesses and corporate functions. He rejoins the company from Gildan Activewear Inc., a leading supplier of branded basic family apparel in Canada, where he most recently served as Executive Vice President and Chief Financial and Administrative Officer. Prior to that, he was Senior Vice President of Operating Excellence at Mondelēz International, Inc., where he led the company’s global transformation program through improving execution across the business as well as cost savings initiatives.

“I am pleased to welcome James back to Kraft as CFO,” said Mr. Cahill. “James knows the company inside and out and, throughout his career, has demonstrated strong financial acumen and execution capabilities. I have tremendous confidence in his ability to lead our finance team and take Kraft to a new level as we look to accelerate our pace of change.”

“Kraft is the company where I’ve built my career, and I’m excited to rejoin at such a critical time and partner again with many of the talented colleagues I know so well,” commented Mr. Kehoe. “I look forward to working with John, our finance team and the rest of management to drive Kraft’s strategy and performance as we focus on sustainable, profitable growth.”

During his time with Kraft, Mr. Kehoe held a variety of senior-level finance positions and played a key role in the company’s operations, business model development and cost-reduction initiatives. Mr. Kehoe’s most recent role at Kraft was as Senior Vice President, Corporate Finance, leading multiple functions, including treasury, tax, accounting, external financial reporting, enterprise risk management and corporate planning and analysis.

Mr. Kehoe succeeds Teri List-Stoll, whom the company announced last week would step down from her role as of Feb. 28, 2015. Ms. List-Stoll will work closely with Mr. Kehoe to ensure a smooth transition.

About James Kehoe

Mr. Kehoe has more than two decades of experience with the Kraft Foods organization in finance- and operations-related roles of increasing responsibility. His most recent position at the company was Senior Vice President, Corporate Finance, which he held from 2012-2013. He first joined the company in 1988. Throughout his time at Kraft, Mr. Kehoe has driven a variety of finance functions, including spearheading the financial structuring of the company at the time of its spin-off from Mondelēz International, Inc.

In November 2013, he joined Mondelēz International as Senior Vice President, Operating Excellence, where he reported to the CEO and led large-scale transformation initiatives. He then served as Executive Vice President and Chief Financial and Administrative Officer at Gildan Activewear, a leading supplier of branded basic family apparel.

Mr. Kehoe has a Master of Business Studies degree in finance from University College, Dublin (Ireland) and a Bachelor of Commerce degree from University College, Galway (Ireland).

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Oscar Mayer, Velveeta, Planters, Philadelphia, Maxwell House, Lunchables, Capri Sun, Kool-Aid and Jell-O. Kraft’s 22,500 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words such as “will,” “take,” “accelerate,” “drive,” “focus,” “ensure,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s management changes, growth, strategy and performance. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that affect Kraft’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; Kraft’s ability to maintain, extend and expand its reputation and brand image; Kraft’s ability to differentiate its products from other brands; increasing consolidation of retail customers; changes in relationships with significant customers and suppliers; Kraft’s ability to predict, identify and interpret changes in consumer preferences and demand; Kraft’s ability to drive revenue growth in its key product categories, increase its market share, or add products; volatility in commodity, energy and other input costs; changes in Kraft’s management team or other key personnel; Kraft’s geographic focus in North America; changes in regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; Kraft’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures; Kraft’s indebtedness and ability to pay such indebtedness; disruptions in information technology networks and systems; Kraft’s inability to protect intellectual property rights; weak economic conditions; tax law changes; volatility of market-based impacts to post-employment benefit plans; pricing actions; and other factors. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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